UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2016

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2016, OPKO Health, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding vote.

1. All ten nominees were elected to the Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Vote
Phillip Frost, M.D.	305,610,847	43,042,874	532,544
Jane H. Hsiao, Ph.D.	299,884,717	48,769,004	532,544
Steven D. Rubin	299,664,031	48,989,690	532,544
Robert A. Baron	340,613,140	8,040,581	532,544
Thomas E. Beier	330,574,123	18,079,598	532,544
Dmitry Kolosov	289,313,175	59,340,546	532,544
Richard A. Lerner, M.D	289,440,454	58,826,027	532,544
John A. Paganelli	330,466,740	18,186,981	532,544
Richard C. Pfenniger, Jr.	340,775,423	7,781,023	532,544
Alice Lin-Tsing Yu, M.D., Ph.D.	317,169,052	31,484,669	532,544

2.	The stockholders voted to approve the Company’s 2016 Equity Incentive Plan as disclosed in the Company’s Proxy Statement for the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstain
318,027,362	29,977,703	1,181,200

There were no broker non-votes for the proposal.

No other matters were considered or voted upon at the Annual Meeting.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

May 6, 2016	By:	/s/Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer